U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                              FORM 8-K/Amendment #2


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): August 8, 2005

                                  TEXXON, INC.
        (Exact name of small business issuer as specified in its charter)

          Oklahoma                   000-49648             73-1554122
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(State or other jurisdiction      (SEC File No.)      (IRS Employer ID No.)
      Of incorporation)



          (Address of Principal Executive Offices, Including ZIP Code)
                 9801 Westheimer St Suite 302, Houston, TX 77042

              (Registrant's Telephone Number, Including Area Code)
                                 (713) 917-6737

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                 SECTION 1- REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement

On May 9, 2005, an Acquisition and Share Exchange Agreement (the "Agreement") was signed by and between Texxon, Inc., an Oklahoma corporation (the "Company") and V3 Global, Inc., a Texas corporation ("V3 Global"), with Texxon Inc. being the surviving corporation and V3 Global existing as a subsidiary.

The agreement became effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Oklahoma and upon the completion of extensive due diligence. As of August 8, 2005, the required due diligence has been completed. On August 8, 2005 the parties amended the Agreement to extend the closing date until August 12, 2005.

Concurrent with the signing of the share exchange agreement, Benjamin Hansel was appointed as Chairman and CEO of Texxon. Mr. Hansel will serve on the Board of Directors for Texxon along with Sameer Mohan, the CEO of V3 Global and Marcia Rosenbaum.

Pursuant to the Agreement, the stockholders of V3-Global will receive a total of 5,926,256 shares of the Company's common stock in exchange for all of their shares of common stock of V3 Global. This exchange will result in 25,308,415 shares issued and outstanding for Texxon, Inc.

Options to purchase a majority fifty-five percent (55%) of V3-Global at Par Value $0.001, with a cashless provision and a term of ten years shall be granted to V3-Global's current management team. In addition, Mr. Mohan's new employment agreement contains an anti-dilution clause whereby his new Texxon holdings shall not be diluted below 7.5% of the outstanding shares of Texxon, Inc.



                        SECTION 2 - FINANCIAL INFORMATION

Item 2.01.  Completion of Acquisition or Disposition of Assets.

     Other than the Company's negotiations and discussions with representatives of V3 Global concerning the transactions described above, there are no material relationships between the Company and V3 Global or any of V3 Global's affiliates, officers or directors, or any associate of any officer or director of V3 Global.

                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

     As due diligence for V3 Global has just been completed and the closing date has been extended until August 12, 2005, the Company anticipates having financial statements as soon as practicable. It is expected that such statements and information will be filed by amendment to this Form 8-K on or before September 30, 2005.

                                   SIGNATURES

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              TEXXON, INC.

Dated:      August 9, 2005                    /s/ Benjamin Hansel
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                                              Benjamin Hansel
                                              Chief Executive Officer